EXHIBIT 10.3

EXECUTION COPY

SECOND AMENDMENT TO CREDIT AGREEMENT AND FIRST AMENDMENT TO

PARENT SECURITY AGREEMENT AND PARENT PLEDGE AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT AND FIRST AMENDMENT TO PARENT SECURITY AGREEMENT AND PARENT PLEDGE AGREEMENT, dated as of October 26, 2004 (the “Amendment”), among CBD Media Holdings LLC, a Delaware limited liability company (the “Parent”), CBD Media LLC, a Delaware limited liability company (the “Borrower”), Lehman Commercial Paper Inc., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and the financial institutions and entities signatory hereto as Lenders is entered into in connection with (a) that certain Credit Agreement, dated as of June 13, 2003 (as amended by the First Amendment and Waiver to the Credit Agreement dated as of February 5, 2004, and this Amendment and as otherwise amended, supplemented or modified from time to time, the “Credit Agreement”), among the Parent, the Borrower, the financial institutions and entities from time to time parties thereto (the “Lenders”), and the Administrative Agent; (b) that certain Parent Security Agreement, dated as of June 13, 2003 (as amended by this Amendment and as otherwise amended, supplemented or modified from time to time, the “Parent Security Agreement”), among the Parent and the Administrative Agent on behalf of the Secured Parties; and (c) that certain Parent Pledge Agreement, dated as of June 13, 2003 (as amended by this Amendment and as otherwise amended, supplemented or modified from time to time, the “Parent Pledge Agreement”), among the Parent and the Administrative Agent on behalf of the Secured Parties.

W I T N E S S E T H:

WHEREAS, the Parent, the Borrower and the Administrative Agent are parties to the Credit Agreement;

WHEREAS, the Parent and the Administrative Agent are parties to the Parent Security Agreement and the Parent Pledge Agreement;

WHEREAS, the Parent and the Borrower have requested that the Administrative Agent and the Lenders agree to amend certain provisions of the Credit Agreement, the Parent Security Agreement and the Parent Pledge Agreement;

WHEREAS, the Administrative Agent and the Lenders are willing to agree to the requested amendments, but only upon the terms and conditions set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises contained herein, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

2. Amendment to Section 1.1 (Defined Terms). (a) Section 1.1 of the Credit Agreement is hereby amended by deleting the following defined terms: “Term Loan C Commitment,” “Term Loan C Commitment Ratios,” “Term Loan C Maturity Date” and “Term Loan C Notes”.

(b) Section 1.1 of the Credit Agreement is hereby amended by (i) deleting the defined terms “Commitments,” “Excess Cash Flow Amount,” “Facility,” “Interest Expense,” “Loans,” “Loan Party,” “Maturity Date,” “Notes,” “Required Lenders,” “Senior Debt,” “Term Loan C Loans” and “Total Debt” and (ii) substituting in lieu thereof the following definitions in alphabetical order:

“‘Commitments’ shall mean, collectively, the Revolving Loan Commitment and the Term Loan D Commitment and “Commitment,” shall mean any one of the foregoing commitments

‘Excess Cash Flow Amount’ shall mean fifty percent (50%) of Excess Cash Flow.

‘Facility’ shall mean each of (a) the Term Loan D Commitments and the Term Loan D Loans made thereunder and (b) the Revolving Loan Commitments and the extensions of credit made thereunder.

‘Interest Expense’ shall mean, for any period, all cash interest paid (including imputed interest with respect to Capitalized Lease Obligations) with respect to the Indebtedness for Money Borrowed of the Parent and its Subsidiaries (including, without limitation, with respect to the Senior Subordinated Notes and the Senior Holdco Notes) on a consolidated basis during such period pursuant to the terms of such Indebtedness for Money Borrowed, together with all fees required to be accounted for as an interest expense in accordance with GAAP paid in respect of such Indebtedness for Money Borrowed during such period (including commitment fees payable with respect to the Obligations, but specifically excluding upfront fees paid on the Agreement Date or the Amendment Effective Date and fees paid during previous periods but amortized during the current period in accordance with GAAP), calculated in accordance with GAAP.

‘Loans’ shall mean, collectively, the Revolving Loans and the Term Loan D Loans.

‘Loan Party’ shall mean each of the Parent, the Borrower, the Co-Issuer and each Subsidiary Guarantor.

‘Maturity Date’ shall mean (a) the Revolving Loan Maturity Date or the Term Loan D Maturity Date, as appropriate, or (b) such earlier date as payment of the Obligations shall be due (whether by acceleration, reduction of the Commitments to zero, or otherwise).

‘Notes’ shall mean, collectively, the Revolving Loan Notes and the Term Loan D Notes.

‘Required Lenders’ shall mean (i) at any time that no Loans are outstanding hereunder, Lenders the total of whose Commitments exceeds fifty percent (50%) of the Commitments of all Lenders entitled to vote hereunder, or (ii) at any time that there are Loans outstanding hereunder, Lenders the total of whose Term Loan D Loans and Revolving Loan

Commitments exceeds fifty percent (50%) of the sum of the Revolving Loan Commitments and the then outstanding principal amount of the Term Loan D Loans of all Lenders entitled to vote hereunder.

‘Senior Debt’ shall mean, for the Parent and its Subsidiaries on a consolidated basis as of any date, Total Debt other than Subordinated Debt.

‘Subordinated Debt’ shall mean the aggregate principal amount of the Senior Subordinated Notes and the Senior Holdco Notes.”

‘Term Loan C Loans’ shall mean, collectively, the amounts advanced (or converted) by the Lenders to the Borrower under the several obligations of the Lenders to fund their respective portion of the Term Loan C Loans to the Borrower, in an aggregate sum of up to $150,000,000.

‘Total Debt’ shall mean, for the Parent and its Subsidiaries on a consolidated basis as of any date, the sum (without duplication) of (i) the Obligations (ii) the aggregate principal amount of the Senior Subordinated Notes (iii) the aggregate principal amount of the Senior Holdco Notes and (iv) all other Indebtedness for Money Borrowed of the Parent and its Subsidiaries determined in accordance with GAAP.”

(c) The definition of “Disqualified Stock” in Section 1.1 of the Credit Agreement is hereby amended by deleting the phrase “Term Loan C Maturity Date” in the fifth and sixth lines thereof and substituting in lieu thereof the phrase “Term Loan D Maturity Date.”

(d) The definition of “EBITDA” in Section 1.1 of the Credit Agreement is hereby amended by deleting the word “and” immediately prior to clause (viii) thereof and adding the following immediately prior to the phrase “in each case all as determined in accordance with GAAP”: “(ix) upfront fees and expenses payable with respect to the Amendment and the Senior Holdco Notes; and (x) nonrecurring fees and expenses incurred in connection with nonrecurring transactions engaged in by Parent, Borrower or any Subsidiary,”.

(e) The definition of “Excess Cash Flow” in Section 1.1 of the Credit Agreement is hereby amended by deleting the phrase “Term Loan C Loans” in the tenth line thereof and substituting in lieu thereof the phrase “Term Loan D Loans.”

(f) The definition of “Interest Period” in Section 1.1 of the Credit Agreement is hereby amended by deleting the phrase “Term Loan C Maturity Date” in the nineteenth and twentieth lines thereof and substituting in lieu thereof the phrase “Term Loan D Maturity Date.”

(g) The definition of “Security Documents” in Section 1.1 of the Credit Agreement is hereby amended by inserting the text “the Co-Issuer Guaranty, the Co-Issuer Security Agreement,” immediately prior to the text “any Subsidiary Security Agreement” in the fourth line thereof.

(h) The definition of “Senior Subordinated Notes” in Section 1.1 of the Credit Agreement is hereby amended by deleting the phrase “Term Loan C Maturity Date” in the ninth line thereof and substituting in lieu thereof the phrase “Term Loan D Maturity Date.”

(i) The definition of “Specified Change of Control” in Section 1.1 of the Credit Agreement is hereby amended by replacing the period at the end of definition with the text “or the Senior Holdco Note Indenture.”

(j) Section 1.1 of the Credit Agreement is hereby amended by adding alphabetically therein the following definitions:

“‘Amendment’ shall mean the Second Amendment to Credit Agreement and First Amendment to Parent Security Agreement and Parent Pledge Agreement, dated as of October 26, 2004, among the Parent, the Borrower, the Administrative Agent and each Lender signatory thereto.

‘Amendment Effective Date’ shall mean October 26, 2004.

‘Co-Issuer’ shall mean CBD Holdings Finance, Inc.

‘Co-Issuer Guaranty’ shall mean collectively, that certain Co-Issuer Guaranty dated as of the Second Amendment Effective Date made by the Co-Issuer in favor of the Administrative Agent, or any other similar agreement entered into by the Co-Issuer, in form and substance satisfactory to the Administrative Agent.

‘Co-Issuer Security Agreement’ shall mean collectively, that certain Co-Issuer Security Agreement dated as of the Second Amendment Effective Date between the Co-Issuer and the Administrative Agent, or any other similar agreement entered into by the Co-Issuer, in form and substance satisfactory to the Administrative Agent.

‘Delayed Dividend Deposit Account’ shall mean the segregated deposit account into which the Parent may deposit a portion of the proceeds of the issuance of the Senior Holdco Notes pending the dividending of such amount to certain shareholders of the Parent at a date occurring after the date of the issuance of the Senior Holdco Notes.

‘Senior Holdco Note Indenture’ shall mean the Indenture entered into by the Senior Holdco Note Issuers in connection with the issuance of the Senior Holdco Notes, together with all instruments and other agreements entered into by the Senior Holdco Note Issuers in connection therewith, as the same may be amended, supplemented, modified, replaced or refinanced from time to time in accordance with Section 7.18.

‘Senior Holdco Notes’ shall mean (I) the senior notes of the Senior Holdco Note Issuers issued on or after the Amendment Effective Date (a) pursuant to a Senior Holdco Note Indenture containing covenants, events of default and other terms less restrictive as to the Parent and its Subsidiaries than those set forth in this Agreement, not including any maintenance covenants, and which is otherwise customary for holding company senior notes issued at such time under comparable circumstances by issuers of similar credit quality, (b) the initial scheduled principal repayment date of such Indebtedness shall be at least one year and one day beyond the Term Loan D Maturity Date (as defined as of the date hereof), (c) the interest rate applicable to such Indebtedness shall be a market rate at the time such Notes are issued, (d) such Indebtedness shall not require the consent of any holder thereof with respect to any amendment or other modification of any Loan Document and (e) the Senior Holdco Note Indenture shall otherwise contain terms and conditions reasonably satisfactory to the Administrative Agent or (II) other senior notes of one or more the Senior Holdco Note Issuers on terms and conditions substantially similar to the senior notes permitted by clause (I) of this definition.

‘Senior Holdco Note Issuers’ shall mean the Parent and Co-Issuer.

‘Term Loan D Commitment’ shall mean the several obligations of the Lenders to fund their respective portion of the Term Loan D Loans to the Borrower or convert Term Loan C Loans into their respective portion of Term Loan D Loans on the Amendment Effective Date, in accordance with their respective Term Loan D Commitment Ratios, in an aggregate sum of up to $153,000,000, pursuant to the terms hereof, as such obligations may be reduced from time to time pursuant to the terms hereof.

‘Term Loan D Commitment Ratios’ shall mean the percentages in which the Lenders are severally bound to fund their respective portion of Advances to the Borrower (or convert Term Loan C Loans to their respective portion of Term Loan D Loans) under the Term Loan D Commitment, which are set forth under the heading “Term Loan D Commitment” opposite such Lender’s name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance Agreement pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.

‘Term Loan D Loans’ shall mean, collectively, the amounts advanced (or converted) by the Lenders to the Borrower under the Term Loan D Commitment, not to exceed the Term Loan D Commitment.

‘Term Loan D Maturity Date’ shall mean December 31, 2009, or such earlier date as payment of the Term Loan D Loans shall be due (whether by acceleration or otherwise).

‘Term Loan D Notes’ shall mean, collectively, those certain promissory notes in the aggregate original principal amount of $153,000,000, and issued to each of the Lenders with a Term Loan D Commitment who requests such a Term Loan D Note by the Borrower in the aggregate principal amount of such Lender’s Term Loan D Commitment, each one substantially in the form of Exhibit Q attached hereto, any other promissory note issued by the Borrower to evidence the Term Loan D Loans pursuant to this Agreement, and any extensions, renewals, or amendments to, or replacements of, the foregoing.”

3. Amendment to Section 2.1 (The Loans). (a) Section 2.1 of the Credit Agreement is hereby amended by deleting paragraph (b) of such section in its entirety and substituting in lieu thereof the following:

“(b) Term Loan D Loans. The Lenders who issued a Term Loan D Commitment agree, severally, in accordance with their respective Term Loan D Commitment Ratios, and not jointly, upon the terms and subject to the conditions of this Agreement, to lend to the Borrower (or convert Term Loan C Loans to Term Loan D Loans) on the Amendment Effective Date an amount which does not exceed in the aggregate the Term Loan D Commitment. Once repaid, Advances under the Term Loan D Commitment may not be reborrowed.”

4. Amendment to Subsection 2.2(f) (Procedure for Term Loan Borrowing). Subsection 2.2(f) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting in lieu thereof the following:

“(f) Procedure for Term Loan Borrowing. The Borrower shall deliver to the Administrative Agent a Request for Advance (which Request for Advance must be received by the Administrative Agent prior to 10:00 A.M., New York City time, three Business Days prior to the anticipated Amendment Effective Date) requesting that the Term Loan D Lenders make the Term Loan D Loans (or convert Term Loan C Loans to Term Loan D Loans) on the Amendment Effective Date. For any Term Loan D Loan converted from Term Loan C Loans or funded on the Amendment Effective Date, the initial Interest Period will end on the last day of the current Interest Period for Term Loan C Loans and the LIBOR Basis applicable to the converted Term Loan D Loans during such initial Interest Period will equal the LIBOR Basis during the current Interest Period for Term Loan C Loans. Upon receipt of such Request for Advance the Administrative Agent shall promptly notify each Term Loan D Lender thereof. Not later than 12:00 Noon, New York City time, on the Amendment Effective Date each Term Loan D Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan D Loan or Term Loan D Loans to be made by such Term Loan D Lender (or convert Term Loan C Loans to Term Loan D Loans). The Administrative Agent shall make available to the Borrower the aggregate of the amounts made available (or converted) to the Administrative Agent by the Term Loan D Lenders, in like funds as received by the Administrative Agent.”

5. Amendment to Section 2.3 (Interest). (a) Subsections 2.3(a) and (b) of the Credit Agreement are hereby modified by amending all references therein from “Term Loan C Maturity Date” to “Term Loan D Maturity Date.”

(b) (b) Subsection 2.3(f) of the Credit Agreement is hereby amended by deleting clause (ii) in its entirety and substituting in lieu thereof the following:

“(ii) Term Loan D Loans. On the Amendment Effective Date and until adjusted hereunder, the Applicable Margin with respect to the Term Loan D Loans shall be for Base Rate Advances, 1.50% and for LIBOR Advances, 2.50%. The Applicable Margin with respect to Term Loan D Loans shall be subject to reduction or increase, as applicable, and as set forth in the tables below, based upon the Leverage Ratio of the Parent set forth on a pro forma basis in any Request for Advance and as reflected in the financial statements required to be delivered for the fiscal quarter most recently ended pursuant to Section 6.1 or Section 6.2 hereof. The adjustment provided for in this Section 2.3(f)(ii) shall be effective (A) with respect to an increase of the Applicable Margin, as of the second (2nd) Business Day after the earliest of (1) with respect to Base Rate Advances, the day on which any Request for Advance is delivered, (2) with respect to LIBOR Advances, the day on which the requested Advance is made or (3) the day on which financial statements are required to be delivered to the Administrative Agent pursuant to Sections 6.1 and 6.2 hereof, as the case may be, and (B) with respect to a decrease in the Applicable Margin, as of the second (2nd) Business Day after the earliest of (1) with respect to Base Rate Advances, the day on which any Request for Advance is delivered, (2) with respect to LIBOR Advances, the day on which the requested Advance is made or (3) except with respect to Interest Periods ending (or other payments of interest occurring) before the date that such financial statements are actually delivered to the Administrative Agent, the day on which such financial statements are required to be delivered to the Administrative Agent pursuant to Section 6.1 or 6.2 hereof. Notwithstanding the foregoing, if the Borrower shall fail to deliver financial statements within forty-five (45) days after the end of any of the first three fiscal quarters of the Borrower’s fiscal year (or within ninety (90) days after the end of the last fiscal quarter of the Borrower’s fiscal year), as required by Sections 6.1 or 6.2 hereof, it shall be conclusively presumed that the Applicable Margin is based upon a Leverage Ratio equal to the highest level set forth in the table below for the period from and including the forty-sixth (46th) day (or ninety-first (91st) day, in the case of the last quarter) after the end of such fiscal quarter, as the case may be, to the Business Day following the delivery by the Borrower to the Administrative Agent of such financial statements:

Leverage Ratio	Base Rate Advance Applicable Margin	LIBOR Advance Applicable Margin
A. Greater than 7.00 to 1.00	1.50%	2.50%
B. Less than or equal to 7.00 to 1.00 but greater than 6.50 to 1.00	1.375%	2.375%
C. Less than or equal to 6.50 to 1.00 but greater than 5.00 to 1.00	1.25%	2.25%
D. Less than or equal to 5.00 to 1.00	1.00%	2.00%

6. Amendment to Section 2.6 (Optional Prepayment). Section 2.6 of the Credit Agreement is hereby modified by amending all references therein from “Term Loan C Loans” to “Term Loan D Loans.”

7. Amendment to Subsection 2.7 (Repayments). Section 2.7(c) is hereby amended by amending all references therein (i) from “Term Loan C Maturity Date” to “Term Loan D Maturity Date” and (ii) “Term Loan C Loans” to “Term Loan D Loans.”

8. Amendment to Section 2.8 (Mandatory Prepayments and Commitment Reductions). (a) Section 2.8 of the Credit Agreement is hereby amended by amending all references therein (i) from “Term Loan C Loans” to “Term Loan D Loans” and (ii) “Term Loan C Lender” to “Term Loan D Lender.”

(b) Subsection 2.8(d) is hereby amended by deleting the reference in the second line to “April 30, 2005” and substituting in lieu thereof “April 30, 2006.”

9. Amendment to Section 2.9 (Notes; Loan Accounts). Section 2.9 of the Credit Agreement is hereby amended by amending the reference therein in subsection (a) from “Term Loan C Note” to “Term Loan D Note.”

10. Amendment to Section 2.10 (Manner of Payment). Section 2.10(c) of the Credit Agreement is hereby amended by amending the reference therein from “Term Loan C Commitment” to “Term Loan D Commitment.”

11. Amendment to Section 2.11 (Reimbursement). Section 2.11(b) of the Credit Agreement is hereby amended by amending the reference therein from “Term Loan C Maturity Date” to “Term Loan D Maturity Date.”

12. Amendment to Subsection 2.12 (Pro Rata Treatment). Subsection 2.12(a) of the Credit Agreement is hereby amended by deleting the last sentence thereof and inserting the phrase “On the Amendment Effective Date, each Advance (or conversion of Term Loan C Loans) from the Lenders having Term Loan D Commitments shall be made pro rata on the basis of the respective Term Loan D Commitment Ratios of such Lenders”.

13. Amendment to Section 5.11 (Indemnity). Section 5.11 of the Credit Agreement is hereby amended by amending the reference therein in the clause (b)(i) from “Term Loan C Commitment” to “Term Loan D Commitment.”

14. Amendment to Section 5.12 (Covenants Regarding Formation of Subsidiaries and Acquisitions; Partnerships, Subsidiaries). Section 5.12 of the Credit Agreement is hereby amended by amending the reference therein from “Term Loan C Maturity Date” to “Term Loan D Maturity Date.”

15. Amendment to Section 5.15 (Interest Rate Hedging). Section 5.15 of the Credit Agreement is hereby amended by amending each reference therein from “Term Loan C Loans” to “Term Loan D Loans.”

16. Amendment to Section 7.1 (Indebtedness of the Parent, the Borrower and its Subsidiaries). The first sentence of Section 7.1 of the Credit Agreement is hereby amended by deleting such sentence in its entirety and substituting in lieu thereof the following:

“The Parent shall not, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, any Indebtedness, except that the Parent may incur (x) Indebtedness under the Senior Holdco Note Indenture and the Senior Holdco Notes in a maximum aggregate principal amount of $100,000,000, (y) Guaranties of Indebtedness permitted under clause (a) below and (z) Indebtedness described in clause (d) below.”

17. Amendment to Section 7.4 (Liquidation, Merger or Disposition of Assets). (a) Section 7.4 of the Credit Agreement is hereby amended by inserting a new clause (c) at the end thereof as follows:

“(c) Anything in this Section 7.4 to the contrary notwithstanding, (x) the Parent shall be permitted to convert into (by merger or otherwise) a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia and (y) the Co-Issuer shall be permitted to merge or consolidate with, or transfer all of its assets and liabilities to the Parent and in connection therewith the Parent shall be permitted to dispose of the shares of capital stock of the Co-Issuer; provided, that in connection with the actions described in clauses (x) and (y) above, the Parent and the Borrower take such further actions as requested by the Administrative Agent to comply with Section 5.14 and to maintain the existence, priority and perfection of the Liens of the Administrative Agent for the benefit of the Lenders in the Collateral and the validity and enforceability of the Parent Guaranty against such successor corporation.”

18. Amendment to Section 7.6 (Investments and Acquisitions). (a) Section 7.6 of the Credit Agreement is hereby amended by (i) deleting the “and” at the end of clause (e) thereof and (ii) replacing the period at the end of clause (f) thereof with the text “; and”.

(b) “A new Subsection 7.6(g) is hereby added to the Credit Agreement as follows:

“(g) the Parent may form the Co-Issuer and may make additional Investments in the Co-Issuer solely to the extent necessary to permit the Co-Issuer to make payments of interest and principal on the Senior Holdco Notes at the times and in the amounts required by the terms thereof (or in connection with a refinancing of the Senior Holdco Notes permitted under this Agreement).”

19. Amendment to Section 7.7 (Restricted Payments). (a) Section 7.7(a) of the Credit Agreement is hereby amended by inserting new clauses (v), (vi), (vii) and (viii) immediately after clause (iv) thereof to read in their entirety as follows:

“(v) so long as no Default or Event of Default then exists or would result therefrom, a one-time dividend or distribution on or after the Amendment Effective Date, by the Borrower to the Parent and in turn by the Parent to its equity holders of the proceeds of the Term Loan D Loans in excess of the amount of such proceeds applied to repay the Term Loan C Loans in full plus $7,000,000 from the Borrower’s cash on hand, not to exceed in the aggregate $30,000,000;

(vi) so long as no Default or Event of Default then exists or would result therefrom, on any single date on or after the date of receipt by the Senior Holdco Note Issuers of the net proceeds of the issuance of the Senior Holdco Notes, (x) a dividend or distribution by the Co-Issuer to the Parent of all net proceeds of the issuance of the Senior Holdco Notes received by the Co-Issuer; (y) a dividend or distribution by the Parent to the equity holders of the Parent and/or a deposit by the Parent into the Delayed Dividend Deposit Account of the proceeds of the issuance of the Senior Holdco Notes, not to exceed in the aggregate $100,000,000; provided that the amount deposited into the Delayed Dividend Deposit Account shall not exceed $2,000,000;

(vii) from time to time after the deposit of amounts into the Delayed Dividend Deposit Account pursuant to clause (vi) above, dividends or distributions by the Parent to the equity holders of the Parent to the extent that such dividends or distributions are paid solely from amounts deposited into the Delayed Dividend Deposit Account and earnings on the amounts so deposited; and

(viii) so long as no Default or Event of Default then exists or would result therefrom, dividends and distributions by the Borrower to the Parent at the times and in the amounts necessary to make regularly scheduled payments of interest in respect of the Senior Holdco Notes and the Parent and the Co-Issuer may pay cash interest on the Senior Holdco Notes at the times and in the amounts required by the terms thereof;”

(b) Subsection 7.7(b) is hereby amended by deleting the reference in the fifth line to “$100,000” and substituting in lieu thereof “$250,000”.

(c) Section 7.7(d) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting in lieu thereof the following:

“(d) (i) so long as the Loans have not been accelerated pursuant to Section 8.2, no Default under Section 8.1(b), (f) or (g) exists or would result therefrom, or such payment is not otherwise prohibited by the terms hereof or thereof (including the subordination terms thereof), the Borrower may pay cash interest on the Senior Subordinated Notes at the times and in the amounts required by the terms thereof and (ii) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, (A) the Borrower may prepay the Senior Subordinated Notes with the proceeds of new Senior Subordinated Notes or (B) the Parent may prepay the Senior Holdco Notes with the proceeds of new Senior Holdco Notes, in each case, to the extent permitted by Section 7.1 and the other provisions hereof; and”

20. Amendment to Section 7.8 (Maximum Leverage Ratios). (a) Section 7.8(a) of the Credit Agreement is hereby amended by (i) amending the reference therein from “Borrower” to “Parent” and (ii) deleting the table set forth therein and inserting the following new table in its place:

Period	Leverage Ratio
For each fiscal quarter from October 1, 2004 through December 31, 2005	8.25 to 1.00
January 1, 2006 through June 30, 2006	8.00 to 1.00
July 1, 2006 through December 31, 2006	7.75 to 1.00
January 1, 2007 through June 30, 2007	7.50 to 1.00
July 1, 2007 through December 31, 2007	7.25 to 1.00
January 1, 2008 through June 30, 2008	7.00 to 1.00
For each fiscal quarter from July 1, 2008 through December 31, 2009	6.75 to 1.00

(b) Section 7.8(b) of the Credit Agreement is hereby amended by (i) amending the reference therein from “Borrower” to “Parent” and (ii) deleting the table set forth therein and inserting the following new table in its place:

Period	Senior Leverage Ratio
October 1, 2004 through September 30, 2005	3.25 to 1.00
October 1, 2005 through September 30, 2006	3.00 to 1.00
October 1, 2006 through September 30, 2007	2.75 to 1.00
For each fiscal quarter from October 1, 2007 through December 31, 2009	2.50 to 1.00

21. Amendment to Section 7.9 (Interest Coverage Ratio). Section 7.9 of the Credit Agreement is hereby amended by (i) amending the reference therein from “Borrower” to “Parent” and (ii) deleting the table set forth therein and inserting the following new table in its place:

Period	Interest Coverage Ratio
For each fiscal quarter from October 1, 2004 through December 31, 2007	1.50 to 1.00
For each fiscal quarter from January 1, 2008 through December 31, 2009	1.75 to 1.00

22. Amendment to Section 7.10 (Fixed Charge Coverage Ratio). Section 7.10 of the Credit Agreement is hereby deleted in its entirety.

23. Amendment to Section 7.13 (Affiliate Transactions). Section 7.13 of the Credit Agreement is hereby amended by inserting the text “and any action permitted under Section 7.22 hereof” immediately prior to the text “) and as may be described on” in the third line thereof.

24. Amendment to Section 7.18 (Limitation on Optional Payments and Modifications of Debt Instruments, etc.). Section 7.18 of the Credit Agreement is hereby amended by (i) inserting the text “or the Senior Holdco Notes” immediately prior to the text “(except to the extent permitted by Section 7.7(d)(ii))” in the fifth line thereof, (ii) inserting the text “, the Senior Holdco Notes” immediately prior to the text “or any Subordinated Debt,” in the eleventh line thereof and (iii) replacing the text “the Senior Subordinated Notes or the Senior Subordinated Note Indenture” in the thirteenth line thereof in its entirety with the text “the Senior Subordinated Notes, the Senior Subordinated Note Indenture, the Senior Holdco Notes or the Senior Holdco Note Indenture”.

25. Amendment to Section 7.20 (Limitation on Activities of Parent). Section 7.20 of the Credit Agreement is hereby amended by inserting the text “except as permitted by Section 7.1,” immediately prior to the text “incur, create, assume” in the fifth line thereof.

26. New Section 7.22. A new Section 7.22 is hereby added to the Credit Agreement as follows:

“Section 7.22 Limitation on Activities of Co-Issuer. The Co-Issuer shall not, notwithstanding anything to the contrary in this Agreement or any other Loan Document, (a) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations, (b) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (i) nonconsensual obligations imposed by operation of law, (ii) obligations under the Loan Documents to which it is a party or (iii) obligations pursuant to the Senior Holdco Note Indenture or the Senior Holdco Notes, or (c) own, lease, manage or otherwise operate any properties or assets (including cash (other than (i) cash received in connection with the issuance of the Senior Holdco Notes pending application in the manner permitted by Section 7.7(vi) and (ii) cash received from Parent for the purpose of making payments of interest and principal on the Senior Holdco Notes) and cash equivalents).”

27. Amendment to Section 11.5 (Successors and Assigns). Section 11.5 of the Credit Agreement is hereby amended by (i) amending in subsection (c) the reference therein from “Term Loan C Loans” to “Term Loan D Loans” and (ii) amending in subsection (e) the references therein from “Term Loan C Loans” to “Term Loan D Loans” and “Term Loan C Notes” to “Term Loan D Notes.”

28. Amendment to Subsection 11.12 (Amendment and Waiver). Section 11.12 of the Credit Agreement is hereby amended by amending all references therein (i) from “Term Loan C Commitment” to “Term Loan D Commitment,” (ii) “Term Loan C Loans” to “Term Loan D Loans” and (iii) “Term Loan C Lenders” to “Term Loan D Lenders.”

29. Amendment to Exhibit Q to the Credit Agreement. Exhibit Q to the Credit Agreement is hereby deleted in its entirety and replaced with Annex B hereto.

30. Amendment to Section 2 (Grant of Security Interest). Section 2 of the Parent Security Agreement is hereby amended by inserting the text “, except for the Delayed Dividend Deposit Account” immediately prior to the text “(collectively, the “Deposit Accounts)” in the clause thereof labeled “Deposit Accounts”.

31. Amendment to Section 4 (Covenants with respect to Perfection of Security Interest). Subsection 4(a) of the Parent Security Agreement is hereby amended by inserting a new clause (x) immediately after clause (ix) thereof to read in its entirety as follows:

“(x) The Pledgor shall not deposit any cash or other assets nor shall any cash or other assets exist in the Delayed Dividend Deposit Account other than proceeds of the issuance of the Senior Holdco Notes and in no event shall the amount of funds deposited into the Delayed Dividend Deposit Account exceed $2,000,000.”

32. Amendment to Section 2 (Grant of Security Interest). Subsection 2(a) of the Parent Pledge Agreement is hereby amended by inserting the text “and the Co-Issuer” immediately prior to the text “owned by the Pledgor” in the second line thereof.

33. Amendment to Schedule 1 to the Parent Pledge Agreement. Schedule 1 to the Parent Pledge Agreement is hereby deleted in its entirety and replaced with Annex C hereto.

34. Conditions to Effectiveness of this Amendment. This Amendment shall become effective upon the satisfaction of the following conditions precedent concurrently or prior to the Advance of (or conversion into) the Term Loan D Loans (the date of such satisfaction, the “Amendment Effective Date”):

(a) The Administrative Agent shall have received counterparts of (i) this Amendment duly executed and delivered by each of the Parent, the Borrower, each of the Subsidiary Guarantors and the Administrative Agent, and (ii) consents, in the form set forth hereto as Annex A (each, a “Lender Consent”), executed by the Lenders constituting the Required Lenders and each Lender holding a Term Loan D Commitment.

(b) Prior to and after giving effect to this Amendment, each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the date hereof as if made on and as of such date, provided that the references to the Credit Agreement, the Parent Security Agreement or the Parent Pledge Agreement in such representations and warranties shall be deemed to refer to the Credit Agreement, the Parent Security Agreement or the Parent Pledge Agreement, respectively, as amended pursuant to this Amendment.

(c) No Default or Event of Default shall have occurred and be continuing on the date hereof both before and after giving effect to the transactions contemplated hereby.

(d) The Borrower shall have paid to the Administrative Agent all outstanding fees, costs and expenses owing to the Administrative Agent.

(e) The Term Loan D Loans shall refinance in full the aggregate principal amount of the Term Loan C Loans outstanding on the Amendment Effective Date.

(f) Co-Issuer shall have entered into the Co-Issuer Guaranty and the Co-Issuer Security Agreement.

(g) The Parent shall have pledged to the Administrative Agent all of its interest in the Co-Issuer’s capital stock.

(h) The Administrative Agent shall have received such additional documentation as the Administrative Agent may reasonably require.

35. Continuing Effect; No Other Amendments. Except as expressly set forth in this Amendment, all of the terms and provisions of the Credit Agreement, the Parent Security Agreement and the Parent Pledge Agreement are and shall remain in full force and effect and the Parent and the Borrower shall continue to be bound by all of such terms and provisions. The amendments provided for herein are limited to the specific subsections of the Credit Agreement, the Parent Security Agreement and the Parent Pledge Agreement specified herein and shall not constitute an amendment of, or an indication of the Administrative Agent’s or the Lenders’ willingness to amend or waive, any other provisions of the Credit Agreement, the Parent Security Agreement or the Parent Pledge Agreement or the same subsections for any other date or purpose. The Amendment shall constitute a Loan Document.

36. Expenses. The Borrower agrees to pay and reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution and delivery of this Amendment, and other documents prepared in connection herewith, and the transactions contemplated hereby, including, without limitation, reasonable fees and disbursements and other charges of counsel to the Administrative Agent and the charges of IntraLinks.

37. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts or Lender Consents, and all of said counterparts or Lender Consents taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment or Lender Consent by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent. The execution and delivery of this Amendment or Lender Consent by the Loan Parties, the Lenders and the Administrative Agent shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Loans.

38. Effect of Amendment. On the Amendment Effective Date, the Credit Agreement shall be amended as provided herein. The parties hereto acknowledge and agree that

(a) this Amendment and the other Loan Documents executed and delivered in connection herewith do not constitute a novation, or termination of the “Obligations” (as defined in the Credit Agreement) under the Credit Agreement as in effect prior to the Amendment Effective Date; (b) such “Obligations” are in all respects continuing (as amended hereby) with only the terms thereof being modified to the extent provided in this Amendment; and (c) the Liens and security interests as granted under the Security Documents securing payment of such “Obligations” are in all respects continuing and in full force and effect and secure the payment of the “Obligations”.

39. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN NEW YORK.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

CBD MEDIA LLC, as Borrower

By:
Name:
Title:

CBD MEDIA HOLDINGS LLC, as Parent

By:
Name:
Title:

LEHMAN COMMERCIAL PAPER INC., as Administrative Agent and as a Lender

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 2]

Annex A

LENDER CONSENT

Reference is made to that certain Second Amendment to Credit Agreement and First Amendment to Parent Security Agreement and Parent Pledge Agreement, dated as of October 26, 2004 (the “Amendment”), among CBD Media Holdings LLC, a Delaware limited liability company (the “Parent”), CBD Media LLC, a Delaware limited liability company (the “Borrower”), Lehman Commercial Paper Inc., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and the financial institutions and entities signatory thereto as Lenders. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement (as defined in the Amendment).

By its execution and delivery of this Lender Consent by the Lender party hereto, the undersigned Lender hereby consents and agrees to the terms and conditions of the Amendment and the amendments and other modifications to the Credit Agreement effected thereby (the “Consent”). This Consent shall be effective as of the Amendment Effective Date.

THIS CONSENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Delivery of an executed signature page of this Consent by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

IN WITNESS WHEREOF, the undersigned has caused this Consent to be duly executed and delivered by their proper and duly authorized officers as of this 26 day of October, 2004.

[INSERT NAME OF LENDER(S)]

By:
Name:
Title:

Annex B

EXHIBIT Q

FORM OF TERM LOAN D NOTE

$_____________	As of ___________ ___, 2004

FOR VALUE RECEIVED, the undersigned, CBD MEDIA LLC, a Delaware limited liability company (the “Borrower”) promises to pay to                      (hereinafter, together with its successors and permitted assigns, called the “Lender”), at the office of Lehman Commercial Paper Inc., in New York, New York or such other place as the Lender may designate in writing to the Borrower, the principal sum of                                           AND     /100s DOLLARS ($            ) in United States funds, or, if less, so much thereof as may from time to time be advanced by the Lender to the Borrower hereunder, plus interest as hereinafter provided.

All capitalized terms used herein shall have the meanings ascribed to them in that certain Credit Agreement dated as of June 13, 2003 (as the same may be amended, modified, supplemented or restated from time to time, the “Credit Agreement”) by and among CBD Media Holdings LLC, as the Parent, the Borrower, the Lenders (as defined in the Credit Agreement), and Lehman Commercial Paper Inc., as administrative agent (in such capacity, the “Administrative Agent”) for itself and the Lenders, except to the extent such capitalized terms are otherwise defined or limited herein.

All principal amounts and other amounts then outstanding hereunder shall be due and payable on the Term Loan D Maturity Date, or such earlier date as payments of the Term Loan D Loans shall be due, whether by acceleration or otherwise.

The Borrower shall also repay principal outstanding hereunder from time to time as provided by Sections 2.7 and 2.8 of the Credit Agreement.

The Borrower shall be entitled to borrow, re-pay, Continue and Convert Advances hereunder pursuant to the terms and conditions of the Credit Agreement; provided, however, that on and following the Agreement Date there shall be no increase in the aggregate principal amount outstanding hereunder. Prepayment of the principal amount of any Term Loan D Loan may be made only as provided in the Credit Agreement.

The Borrower hereby promises to pay interest on the unpaid principal amount hereof as provided in Article 2 of the Credit Agreement. Interest under this Term Loan D Note shall also be due and payable when this Term Loan D Note shall become due

(whether at maturity, by reason of acceleration or otherwise). Overdue principal and, to the extent permitted by law, overdue interest, shall bear interest payable on DEMAND at the Default Rate as provided in the Credit Agreement.

In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by Applicable Law, and in the event any such payment is inadvertently made by the Borrower or inadvertently received by the Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the Lender in writing that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrower not pay and the Lender not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under Applicable Law.

All parties now or hereafter liable with respect to this Term Loan D Note, whether the Borrower, any guarantor, endorser, or any other Person or entity, hereby waive presentment for payment, demand, notice of non-payment or dishonor, protest and notice of protest.

No delay or omission on the part of the Lender or any holder hereof in exercising its rights under this Term Loan D Note, or delay or omission on the part of the Administrative Agent, the Required Lenders or the Lenders collectively, or any of them, in exercising its or their rights under the Credit Agreement or under any other Loan Document, or course of conduct relating thereto, shall operate as a waiver of such rights or any other right of the Lender or any holder hereof, nor shall any waiver by the Administrative Agent, the Required Lenders or the Lenders collectively, or any of them, or any holder hereof, of any such right or rights on any one occasion be deemed a bar to, or waiver of, the same right or rights on any future occasion.

The Borrower promises to pay all reasonable costs of collection, including reasonable attorneys’ fees, should this Term Loan D Note be collected by or through an attorney-at-law or under advice therefrom.

Time is of the essence of this Term Loan D Note.

This Term Loan D Note evidences the Lender’s portion of the Term Loan D Loans under, and is entitled to the benefits and subject to the terms of, the Credit Agreement, which contains provisions with respect to the acceleration of the maturity of this Term Loan D Note upon the happening of certain stated events, and provisions for prepayment. This Term Loan D Note is secured by and is also entitled to the benefits of the Security Documents and any other agreement or instrument providing collateral for the Loans, whether now or hereafter in existence, and any filings, instruments, agreements, and documents related thereto and providing collateral for the Loans.

THIS TERM LOAN D NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the duly Authorized Signatories of the Borrower have executed this Term Loan D Note as of the day and year first above written.

BORROWER:	CBD MEDIA LLC, a Delaware limited liability company

By:
Name:
Title:

Annex C

SCHEDULE 1

Description of Pledged Collateral Owned by Pledgor

A. Ownership Interests

Issuer	Type and Class of Ownership Interests Pledged	Units of Ownership Interests Pledged	Certificate Number. if any
CBD Media, LLC
CBD Holdings Finance, Inc.

B. Pledged Notes